MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated January 22, 2007 relating to the financial statements of White Dental Supply, Inc. for the year ended December 31, 2006 and from March 29. 2006 (Date of Inception) to December 31, 2006 in the Registration Statement on Form SB-2 of White Dental Supply, Inc.

We also consent to the reference to Moore & Associates, Chartered under the caption “Experts” in said registration statement.

Signed,

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Scottsdale, Arizona

January 22, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501